Exhibit 99.5

CARROLL BANCORP, INC.

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, custodian bank, trustee, depository or other nominee holder of subscription rights (the “Subscription Rights”) to purchase units (the “Units”) consisting of one share of common stock and a warrant to purchase one-half of a share of common stock of Carroll Bancorp, Inc. (“Carroll Bancorp”) pursuant to the rights offering (the “Rights Offering”) described and provided for in Carroll Bancorp’s registration statement, as amended, and final prospectus dated [—] (the “Prospectus”), hereby certifies to Carroll Bancorp and Registrar and Transfer Company, as subscription agent for the Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below pursuant to the Basic Subscription Right (as defined in the Prospectus), and on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional Units pursuant to the Over-Subscription Privilege (as defined in the Prospectus), listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) each such beneficial owner’s Basic Subscription Right has been exercised in full if Units are subscribed for pursuant to the Over-Subscription Privilege:

Number of Shares of Common Stock Owned on the Record Date	Number of Units Subscribed for Pursuant to Basic Subscription Right	Number of Units Subscribed for Pursuant to the Over- Subscription Privilege	State of Residence of Beneficial Owner on Whose Behalf Units are Subscribed For
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Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

Participant Name

DTC Basic Subscription Confirmation Number(s)

Provide the following information with respect to registration of the Warrants:

Name:

Address:

Name of Broker, Custodian Bank, Trustee, Depository or Other Nominee

By:

Name:

Title:

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